UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2025

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida	32224
(Address of principal executive offices)	(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LSTR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

During the five day period from April 1 through April 5, 2025, Landstar System, Inc. (collectively with its subsidiaries and affiliates, “Landstar” or the “Company”) will be holding its annual agent convention for its independent commission sales agents. During this meeting in Hollywood, Florida, the Company intends to have a separate meeting on April 2, 2025, with approximately twelve sell-side financial analysts from firms currently covering the Company. During this meeting with members of the financial community, Landstar intends to discuss current business trends and provide an update on its previously issued 2025 first quarter guidance. A copy of the presentation shared with the twelve sell-side financial analysts will be uploaded to the Company’s investor page on the morning of April 3, 2025.

The Company previously issued 2025 first quarter guidance with respect to revenue, truck load volume, truck revenue per load, variable contribution, insurance and claims expense, and earnings per share (the “2025 First Quarter Prior Guidance”) in its 2024 fourth quarter earnings release conference call held on January 29, 2025, and in the accompanying slide presentation, a copy of which was included as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2025. The 2025 First Quarter Prior Guidance included revenue guidance of $1.075 billion to $1.175 billion and earnings per share guidance of $1.05 to $1.25. The 2025 First Quarter Prior Guidance also anticipated the number of loads hauled via truck in the 2025 first quarter to be 7% to 2% below 2024 first quarter, revenue per load on loads hauled via truck to be 2% below to 3% above the 2024 first quarter, a variable contribution margin range of 14.0% to 14.3%, and insurance and claims costs to be approximately 6.0% of revenue hauled by the Company’s BCO Independent Contractors.

Through the first eight weeks of the Company’s 2025 first quarter, the number of loads hauled via truck decreased approximately 4% compared to the corresponding period in 2024, mostly due to decreases of 6% and 5% in loads hauled via van equipment and unsided/platform equipment, respectively, partially offset by a 26% increase in other truck transportation loadings. Revenue per load on loads hauled via truck during the first eight weeks of 2025 was approximately equal to truck revenue per load experienced during the first eight weeks of 2024, with a 4% increase in revenue per load on loads hauled via unsided/platform equipment, almost entirely offset by a 2% decrease in revenue per load on loads hauled via van equipment. Through the first eight weeks of the Company’s 2025 first quarter, variable contribution margin was within the Company’s expectations included in the 2025 First Quarter Prior Guidance.

“Landstar experienced a stronger than typical fiscal February with respect to the number of loads hauled via truck. This performance more than offset the softness experienced on loads hauled via truck at the end of fiscal January, primarily attributable to severe winter weather across the country and the wildfires in California. With respect to fiscal March, our truck volume performance was relatively consistent with normal February to March seasonal patterns while truck revenue per load was below normal February to March seasonal patterns,” said Frank Lonegro, Landstar’s President and CEO. Lonegro continued, “I’m pleased that in a highly fluid freight transportation environment and ever-changing policy backdrop, we expect our revenue for the 2025 first quarter to finish at or near the mid-point of our 2025 First Quarter Prior Guidance.”

However, we expect insurance and claims costs to be highly elevated in the 2025 first quarter, primarily due to cargo theft and truck accident claim development. Assuming revenue for the 2025 first quarter at or near the mid-point of our 2025 First Quarter Prior Guidance and highly elevated insurance and claims costs, we would anticipate 2025 first quarter earnings per share to be in a range of $0.90 to $0.95 per share.

In addition, during the last fiscal week of the Company’s first fiscal quarter of 2025, the Company identified a significant supply chain fraud that remains under investigation and does not involve the Company’s core North American truckload services. While preliminary in our investigation, the Company believes this fraud may adversely affect Landstar’s 2025 first quarter earnings per share in a range of $0.35 to $0.50 primarily related to an impairment of a trade accounts receivable recorded on the Company’s December 28, 2024 balance sheet, before taking into account any potential insurance or other recoveries. Given that we are in the preliminary stages of our investigation, the foregoing discussion is intended to replace in its entirety Landstar’s previously issued 2025 First Quarter Prior Guidance with respect to earnings per share.

During the 2025 first quarter, the Company purchased approximately 386,000 shares of the Company’s common stock at an aggregate cost of approximately $60 million, excluding any associated excise tax, if applicable. The Company is currently authorized to purchase up to an additional 2,161,663 shares of the Company’s common stock under its longstanding share purchase program.

The Company will release its 2025 first quarter results after the market closes on Tuesday, April 29, 2025, and will then hold its quarterly conference call with analysts and investors at 4:30 p.m. ET that afternoon to discuss the first quarter results and current outlook.

The information furnished under Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements.” This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s largest such agent by revenue in the 2024 fiscal year; decreased demand for transportation services; U.S. trade relationships; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; adoption of artificial intelligence; potential changes in taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; regulations requiring the purchase and use of zero-emission vehicles; intellectual property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for the 2024 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: April 2, 2025	By:	/s/ James P. Todd
		Name:	James P. Todd
		Title:	Vice President, Chief Financial Officer and Assistant Secretary